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                                 [LETTERHEAD]


                                (512) 495-6033

                                 March 6, 1996



Texas Regional Bancshares, Inc.
Kerria Plaza, Suite 301
3700 N. 10th Street
McAllen, Texas 78501


     RE: Issuance of 2,180,000 shares of Class A Voting Common Stock of Texas Regional Bancshares, Inc.


Gentlemen:

     We have acted as counsel for Texas Regional Bancshares, Inc. (the "Corporation"), a Texas corporation, in connection with a proposed registration by the Corporation with the Securities and Exchange Commission on a Form S-1 Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of up to 2,180,000 shares of newly issued shares of Class A Voting Common Stock of Texas Regional Bancshares, Inc. (the "Common Stock").

     Before rendering this opinion, we have examined such corporate and other documents, and such questions of law, as we have considered necessary and appropriate for the purposes of this opinion, and have relied, as to factual matters, on certificates and other statements of officers of the Corporation and others. Based upon the foregoing, we are of the opinion that the shares of Common Stock of the Corporation which will be issued in the offering described in the Registration Statement will, upon full payment therefor in cash by the subscriber, be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are


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Texas Regional Bancshares, Inc.
March 6, 1996
Page 2

within the class of persons whose consent is required under the terms of the Securities Act of 1933, as amended.

                                      Very truly yours,

                                      McGINNIS, LOCHRIDGE & KILGORE, L.L.P.


                                       /s/ WILLIAM A. ROGERS, JR.
                                      --------------------------------------
                                      William A. Rogers, Jr., Partner



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